UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2012
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. - Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On August 1, 2012, the registrant, Kemper Corporation ("Kemper"), issued a press release announcing that Robert J. Joyce has become a member of Kemper's Board of Directors and its Audit Committee, effective on August 1, 2012. As described in more detail in the press release attached as Exhibit 99.1, Mr. Joyce is retired Chairman and Chief Executive Officer of Westfield Group, a privately held group of companies providing a broad portfolio of insurance and financial services.
Mr. Joyce will be entitled to participate in Kemper's non-employee director compensation program, which is described in Kemper's Proxy Statement for the 2012 Annual Meeting of Shareholders on file with the Securities and Exchange Commission ("SEC"). There is no arrangement or understanding with Mr. Joyce pursuant to which he was selected as a director, and there are no transactions involving Mr. Joyce or a member of his immediate family that would require disclosure by Kemper under Item 404(a) of the SEC Regulation S-K.

Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Kemper Corporation press release dated August 1, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	August 2, 2012	/s/ Scott Renwick
Scott Renwick
Senior Vice President